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                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     SEP-00

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TOTAL TRUST                                        APR-00                        MAY-00                        JUN-00
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
    TOTAL ENDING BALANCE                  2,009,330,661                  1,997,098,756                1,989,650,511
      ENDING PRINCIPAL BALANCE            1,932,556,297                  1,922,509,190                1,915,560,381
      ENDING NON-PRINCIPAL BALANCE           76,774,364                     74,589,566                   74,090,130

      YIELD                                  34,136,229      21.27%         39,771,616      24.70%       37,468,820       23.39% (1)

      CHARGE-OFFS                            (6,720,067)     -4.19%         (7,468,454)     -4.64%       (7,242,448)      -4.52%

      NET YIELD: (YIELD - C/O)               27,416,162      17.08%         32,303,162      20.06%       30,226,372       18.87%
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SERIES 1996-1                                      APR-00                        MAY-00                        JUN-00
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    MONTH-END INVESOR BALANCE             1,115,151,821                  1,115,151,821                1,115,151,821
    INVESTOR PERCENTAGE                          57.91%                         57.70%                       58.01%
                                                        -----------                    -----------                  ------------
    3-MONTH AVG. EXCESS SERVICING                             9.92%                         10.31%                         9.95%
                                                        -----------                    -----------                  ------------

    YIELD                                    19,766,955      21.27%         22,949,598      24.70%       21,780,596       23.44% (1)

      CHARGE-OFFS                            (3,891,328)     -4.19%         (4,309,556)     -4.64%       (4,200,983)      -4.52%
      CERTIFICATE INTEREST                   (5,501,645)     -5.92%         (6,468,013)     -6.96%       (6,804,281)      -7.32%
      SERVICING FEE                          (1,858,586)     -2.00%         (1,858,586)     -2.00%       (1,858,586)      -2.00%

    EXCESS SERVICING                          8,515,396       9.16%         10,313,442      11.10%        8,916,745        9.60%
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


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TOTAL TRUST                                        JUL-00                          AUG-00                      SEP-00
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
    TOTAL ENDING BALANCE                  1,998,487,399                  1,986,349,610                 1,984,531,312
      ENDING PRINCIPAL BALANCE            1,921,906,304                  1,911,070,482                 1,906,191,734
      ENDING NON-PRINCIPAL BALANCE           76,581,095                     75,279,128                    78,339,578

      YIELD                                  35,062,741      21.97% (1)     38,910,397      24.29% (1)    35,454,795      22.26% (1)

      CHARGE-OFFS                            (6,702,783)     -4.20%         (7,050,894)     -4.40%        (7,235,445)     -4.54%

      NET YIELD: (YIELD - C/O)               28,359,958      17.77%         31,859,503      19.89%        28,219,351      17.72%
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SERIES 1996-1                                      JUL-00                          AUG-00                      SEP-00
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    MONTH-END INVESOR BALANCE             1,115,151,821                  1,115,151,821                 1,115,151,821
    INVESTOR PERCENTAGE                     987,528,609                    858,573,707                   729,475,649
                                                        -----------                    -----------                  ------------
    3-MONTH AVG. EXCESS SERVICING                87.50%      10.21%             58.02%      10.77%            58.35%      11.58%
                                                        -----------                    -----------                  ------------
                                                 80.84%                         44.67%                        38.17%
    YIELD                                    18,730,891      22.76% (1)     18,754,466      26.21% (1)    15,579,878      25.63% (1)

      CHARGE-OFFS                            (3,455,485)     -4.20%         (3,149,848)     -4.40%        (2,761,845)     -4.54%
      CERTIFICATE INTEREST                   (6,072,672)     -6.61%         (6,400,092)     -7.05%        (6,317,264)     -7.05%
      SERVICING FEE                          (1,645,881)     -2.00%         (1,430,956)     -2.00%        (1,215,793)     -2.00%

    EXCESS SERVICING                          7,556,853       9.95%          7,773,570      12.76%         5,284,975      12.04%
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                                        (1)Series 1996-1 began its accumulation period June 2000 - percentages at the trust level will differ from those at the series level due to interest being earned on the Reserve
                                         Account and Principal Funding Account
